SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


                          Current Report
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 1, 1997

                 SED INTERNATIONAL HOLDINGS, INC.
       (formerly known as Southern Electronics Corporation)
      (Exact name of registrant as specified in its charter)



      Delaware                    0-16345               22-2715444
     (State of             (Commission File No.)    (I.R.S. Employer
   incorporation)                                 Identification No.)



                  4916 North Royal Atlanta Drive
                      Tucker, Georgia 30085
   (Address of principal executive offices, including zip code)


                          (770) 491-8962
       (Registrant's telephone number, including area code)

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Items 5.  Other Events.

    On December 1, 1997 (the "Closing Date"), SED International, Inc., a Delaware corporation ("SED") and wholly-owned subsidiary of SED International Holdings, Inc., a Delaware corporation ("Registrant"), acquired all of the outstanding capital stock of Magna Distribuidora Ltda., a Brazilian limited liability corporation, in consideration for 69,109 shares of common stock, $.01 par value per share, of the Registrant (the "Common Stock") and cash and/or additional shares of Common Stock to be based on the financial performance of Magna Distribuidora Ltda. for a specified period following the Closing Date pursuant to that certain Stock Purchase Agreement dated November 27, 1997 among SED, Magnasoft Informatica Ltda., a Brazilian limited liability corporation, and Supriserv Informatica Ltda., a Brazilian limited liability corporation. Following the closing, Magna Distribuidora Ltda. changed its corporate name to SED Magna Distribuidora Ltda. ("SED Magna"). In addition, SED agreed to provide SED Magna funds for working capital in the form of equity and debt. The foregoing description of the acquisition of SED Magna is qualified in its entirety by reference to the press release attached hereto as Exhibit No. 99 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

    (a)  Financial Statements.

         Not applicable.

    (b)  Pro Forma Financial Information.

         Not applicable.

    (c)  Exhibits.

Exhibit
Number                                              Description

   99 Press Release dated December 2, 1997, regarding the acquisition of Magna Distribuidora Ltda.


Item 9.  Sales of Equity Securities Pursuant to Regulation S

    On December 1, 1997, in connection with the acquisition of all of the outstanding capital stock of SED Magna, the Registrant issued 69,109 shares of Common Stock to the former shareholders of Magna Distribuidora Ltda. as partial consideration of the acquisition price. The shares were sold outside the United States in reliance on multiple exemptions from registration including, without limitation, Regulation S promulgated under the Securities Act of 1933, as amended.

                            SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.



                             SED INTERNATIONAL HOLDINGS, INC.



Date: December 15, 1997      By: /s/ LARRY G. AYERS
                             Larry G. Ayers
                             Chief Financial Officer, Vice President-
                             Finance, Treasurer and Secretary

                          EXHIBIT INDEX

Exhibit No.                  Document

  99 Press Release dated December 2, 1997 regarding the acquisition of Magna Distribuidora Ltda.